As filed with the Securities and Exchange Commission on January 30, 2020

Registration No. 333-200183

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Ashford Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-2331507
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

ASHFORD INC. 2014 INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Robert G. Haiman
Executive Vice President, General Counsel and Secretary
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

(Name and address of agent for service)

(972) 490-9600

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	N/A	N/A	N/A	N/A

(1)         The Registrant is not registering additional securities. Registration fees were originally paid by Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-8 (file No. 333-200183). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-8, File No. 333-227729 (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Ashford Inc. (formerly known as Ashford Nevada Holding Corp.), a Nevada corporation (the “Company” or the “Registrant”) as the successor registrant to OAINC II Inc. (formerly named Ashford Inc.), a Maryland corporation and the former publicly-traded parent of the Company (the “Predecessor”).

On November 6, 2019, in connection with the business combination and transactions contemplated by that certain Combination Agreement, dated May 31, 2019 (as subsequently amended by the First Amendment thereto dated July 17, 2019 and the Second Amendment thereto dated August 28, 2019), the Predecessor effected a holding company reorganization in which the Company became the parent company of the Predecessor (the “Reorganization”). To effect the Reorganization, the Predecessor formed the Company and in turn caused the Company to form Ashford Merger Sub Inc., a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”). The Reorganization and change in holding company organizational structure was implemented by merging Merger Sub with and into the Predecessor, with the Predecessor surviving as a wholly owned subsidiary of the Company and, by virtue of the Reorganization, (i) each issued and outstanding share of common stock, par value $0.01 per share, of the Predecessor was converted into one share of common stock, par value $0.001 per share, of the Company having the same rights, powers and preferences and the same qualifications, limitations and restrictions as a share of the Predecessor’s common stock and (ii) each issued and outstanding share of Series B Convertible Preferred Stock of the Predecessor outstanding immediately prior to the effective time of Reorganization was converted into one share of Series D Convertible Preferred Stock. The Company is the successor issuer of the Predecessor under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with Rule 414(d) under the Securities Act, the Company, as the successor issuer to the Predecessor, hereby expressly adopts the Registration Statement as its own registration statement (except as specifically amended by this Post-Effective Amendment No. 3) for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. Registration fees were paid at the time of the original filing of the Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

(a)         Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 8, 2019;

(b)         Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 9, 2019, for the quarter ended on June 30, 2019, filed with the Commission on August 8, 2019 and for the quarter ended on September 30, 2019, filed with the Commission on November 7, 2019;

(c)          Current Reports on Form 8-K filed with the Commission on January 18, 2019 (except Item 7.01), April 1, 2019, May 22, 2019, June 3, 2019, July 23, 2019 and October 25, 2019 (except Item 7.01), the amendments to Current Reports on Form 8-K/A filed with the Commission on July 19, 2019, August 30, 2019 and November 6, 2019 and an initial filing on a Form 8-K12B filed with the Commission on November 6, 2019;

(d)         The Registrant’s prospectus filed with the Commission on September 24, 2019 pursuant to Rule 424(b)(3) of the Securities Act; and

(e)          the description of Registrant’s Common Stock contained in the Amendment No. 8 to the Registration Statement on Form 10 filed with the Commission on November 1, 2016, as updated by the Registrant’s prospectus filed with the Commission on September 24, 2019 pursuant to Rule 424(b)(3) of the Securities Act and the Registrant’s initial filing on a Form 8-K12B filed with the Commission on November 6, 2019.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers and Plan Administrator

The Registrant’s charter provides for the indemnification of the Registrant’s officers and directors against liabilities to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”), as amended from time to time.

The Registrant’s charter provides that the Registrant must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Registrant, by reason of the fact that he or she is or was a director or officer of the Registrant, or while serving as a director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interest, and in the case of criminal action, suit or proceedings had no reasonable cause to believe his or her conduct was unlawful. With respect to a derivative action, indemnity will be made only for expenses actually and reasonably incurred in defending the proceeding and, in some cases, amounts paid in settlement, provided the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. However, the Registrant may not indemnify such persons for acts and inaction for which they would be liable under NRS 78.138, nor may it indemnify anyone found to be liable to the Registrant unless a court determines otherwise. The Registrant’s charter also provides that the Registrant must pay expenses in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. To the extent that the officer or director is successful on the merits in a proceeding against him or her because of their position, the Registrant must indemnify him or her against all expenses reasonably incurred, including attorney’s fees.

The advisory agreements between the Registrant and Braemar Hotels & Resorts Inc. (“Braemar”) and between the Registrant and Ashford Hospitality Trust, Inc. (“Ashford Trust”) provide for indemnification by the Registrant of Braemar and Ashford Trust and their respective directors, officers and employees and indemnification by Braemar and Ashford Trust of the Registrant’s directors, officers and employees for certain liabilities. The amount of these indemnity obligations is unlimited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1*	Specimen Common Stock Certificate of Ashford Inc.
5.1*	Opinion of Fennemore Craig, P.C.
23.1*	Consent of Fennemore Craig, P.C. (included as Exhibit 5.1).
23.2*	Consent of BDO USA, LLP.
23.3*	Consent of BDO USA, LLP.
23.4*	Consent of BDO USA, LLP.
23.5*	Consent of BDO USA, LLP.
24.1**	Power of Attorney.
99.1**

Ashford Inc. 2014 Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2014) (File No. 001-36400).

99.2**	Amendment No. 1 to the Ashford Inc. 2014 Incentive Plan (incorporated by reference to Exhibit 99.2 to Form S-8 filed on November 2, 2016) (File No. 333-200183).

*                 Filed herewith.

**          Previously filed.

Item 9. Undertakings

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A)             Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Specimen Common Stock Certificate of Ashford Inc.
5.1*	Opinion of Fennemore Craig, P.C.
23.1*	Consent of Fennemore Craig, P.C. (included as Exhibit 5.1).
23.2*	Consent of BDO USA, LLP.
23.3*	Consent of BDO USA, LLP.
23.4*	Consent of BDO USA, LLP.
23.5*	Consent of BDO USA, LLP.
24.1**	Power of Attorney.
99.1**

Ashford Inc. 2014 Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2014) (File No. 001-36400).

99.2**	Amendment No. 1 to the Ashford Inc. 2014 Incentive Plan (incorporated by reference to Exhibit 99.2 to Form S-8 filed on November 2, 2016) (File No. 333-200183).

*                 Filed herewith.

**          Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of January, 2020.

ASHFORD INC.

By:	/s/ Deric S. Eubanks
Deric S. Eubanks, Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Chairman of the Board (principal executive officer)	January 30, 2020
Monty J. Bennett

/s/ Deric S. Eubanks	Chief Financial Officer (principal	January 30, 2020
Deric S. Eubanks	financial officer)

*	Chief Financial Officer (principal	January 30, 2020
Mark L. Nunneley	financial officer)

*	Director	January 30, 2020
Dinesh P. Chandiramani

*	Director	January 30, 2020
Darrell T. Hail

*	Director	January 30, 2020
J. Robison Hays, III

/s/ Uno Immanivong	Director	January 30, 2020
Uno Immanivong

*	Director	January 30, 2020
Brian Wheeler

/s/ W. Michael Murphy	Director	January 30, 2020
W. Michael Murphy

By:	/s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: Attorney-in-Fact